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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              AVIATION GROUP, INC.
             (Exact name of Registrant as specified in its charter)


         TEXAS                                                75-2631373
(State of Incorporation                                    (I.R.S. Employer
   or Organization)                                       Identification No.)



                       700 NORTH PEARL STREET, SUITE 2170
                           DALLAS, TEXAS                  75201
              (Address of Principal Executive Offices)  (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

      COMMON STOCK, $.01 PAR VALUE              BOSTON STOCK EXCHANGE, INC.
REDEEMABLE COMMON STOCK PURCHASE WARRANTS       BOSTON STOCK EXCHANGE, INC.
       (Title of Each Class to be                (Name of Each Exchange on
             so Registered)                Which Each Class is to be Registered)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the Registration Statement No. 333-22727 under the Securities Act of 1933 on Form SB-2 of Aviation Group, Inc., as amended, and the Prospectus included therein (the "Registration Statement"). The discussion and information set forth in the Registration Statement under the captions "Description of Securities--Common Stock" and "--Warrants" are incorporated herein by reference in response to this Item 1.

ITEM 2.  EXHIBITS.

      Exhibit No.    Description

          1 Articles of Incorporation of Aviation Group, Inc., as amended*

          2           Amended and Restated Bylaws of Aviation Group, Inc.*

          3 Warrant Agreement between Aviation Group, Inc. and Continental Stock Transfer and Trust Company, together with the form of warrant certificate attached thereto*

          4           Form of certificate for Common Stock*

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*    Incorporated by reference from Form SB-2 Registration Statement
     (File No. 333-22727) of Aviation Group, Inc.


     Pursuant to the requirements of Instruction II to Item 2 of the General Instructions as to the use of Form 8-A for registration of securities pursuant to Section 12(b) of the Act, the following exhibits will be filed with each copy of this registration statement filed with the Boston Stock Exchange:

     1.       None.

     2.       None.

     3.       None.

     4.       a)      Articles of Incorporation of Aviation Group, Inc., as
                      amended to date; and

              b) Amended and Restated Bylaws of Aviation Group, Inc., as in effect on the date hereof.

     5.       a)      Form of Certificate for the Common Stock; and

              b)      Form of Certificate for Warrant.

     6.       None.



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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Date:   June 6, 1997.

                                        AVIATION GROUP, INC.



                                        By: /s/ LEE SANDERS
                                            -----------------------------------
                                            Lee Sanders, President





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